Exhibit 3.2
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
MARRIOTT VACATIONS WORLDWIDE CORPORATION
(a Delaware corporation)
Marriott Vacations Worldwide Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1. The name of the Corporation is Marriott Vacations Worldwide Corporation. The Corporation was originally incorporated under the name Marriott Vacations Worldwide Corporation by the filing of its original certificate of incorporation of the Corporation with the office of the Secretary of State of the State of Delaware on June 21, 2011.
2. This Second Restated Certificate of Incorporation, which restates and integrates, but does not further amend, the provisions of the Corporation’s Restated Certificate of Incorporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Second Restated Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Section 245 of the DGCL.
3. The text of the Certificate of Incorporation is hereby restated in its entirety as follows:
ARTICLE I
NAME
The name of the corporation is Marriott Vacations Worldwide Corporation (the “Corporation”).
ARTICLE II
AGENT
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, zip code 19808. The registered agent thereof is Corporation Service Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in, promote, and carry on any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK
Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 102,000,000, of which 100,000,000 shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 2,000,000 shall be designated as Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
Section 4.2 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock conferred in this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock), the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL.
Section 4.3 Common Stock.
(a) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.
(b) Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.
(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
Section 4.4 Preferred Stock. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.
The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:
(i) the number of shares constituting such series, including any increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series;
(ii) the dividend rate on the shares of such series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;
(iii) whether the shares of such series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(iv) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;
(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;
(vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and
(viii) any other relative rights, preferences and limitations of such series.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock to elect additional directors in certain circumstances, the Board of Directors shall consist of such number of directors as is determined from time to time solely by resolution adopted by affirmative vote of a majority of such directors then in office.
Section 5.2 Classification.
(a) Commencing with the 2024 annual meeting of stockholders of the Corporation, but subject to any provision for the election of directors by one or more series of

Preferred Stock, the directors shall be elected by the stockholders entitled to vote thereon for terms expiring at the next succeeding annual meeting of stockholders; provided, however, that any director elected or appointed prior to the 2024 annual meeting of stockholders shall complete the term of office to which such director has been elected or appointed. The term of office for each director serving in the class elected at the 2021 annual meeting of stockholders shall expire at the 2024 annual meeting of stockholders; the term of office for each director serving in the class elected at the 2022 annual meeting of stockholders shall expire at the 2025 annual meeting of stockholders; and the term of office for each director serving in the class elected at the 2023 annual meeting of stockholders shall expire at the 2026 annual meeting of stockholders. The division of the Board of Directors into classes shall terminate at the 2026 annual meeting of stockholders. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(b) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until (i) in the case of any vacancy so filled prior to the 2026 annual meeting of stockholders, for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned and (ii) in the case of any vacancy so filled at or after the 2026 annual meeting of stockholders, until the next annual meeting of stockholders, and in all cases, until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
(c) Any directors serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. All other directors may be removed either for or without cause.
(d) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.
Section 5.3 Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.
Section 5.4 Election.
(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.
(b) Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.
ARTICLE VI
STOCKHOLDER ACTION
No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.
ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS
Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors, or by the Chairman of the Board of Directors with the concurrence of a majority of the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
ARTICLE VIII
EXISTENCE
The Corporation shall have perpetual existence.

ARTICLE IX
BUSINESS COMBINATIONS
In addition to any vote required by law, the affirmative vote of the holders of at least 66 2/3% in voting power of the issued and outstanding stock entitled to vote generally in the election of directors shall be required for the approval of any proposal for the Corporation to merge or consolidate with any other entity where a vote is otherwise required by law, or to sell, lease, or exchange substantially all of its assets or business.
ARTICLE X
AMENDMENT
Section 10.1 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided, however, that in addition to any requirements of law and any other provision of this Certificate of Incorporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article V, Article VI, Article VII, Article IX and Article X of this Certificate of Incorporation.
Section 10.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to any requirements of law and any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend, adopt or repeal any provision of the Bylaws of the Corporation.
ARTICLE XI
LIABILITY OF DIRECTORS
Section 11.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 11.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE XII
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 12.1 Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or, while serving as a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, association, trust or other enterprise, including service with respect to an employee benefit plan (hereafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided that (i) except as otherwise provided by law with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (A) such indemnitee, or (B) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding (or part thereof) was authorized or ratified by the board of directors and (ii) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.
Section 12.2 Advancement of Expenses. In addition to the right to indemnification conferred in Section 12.1, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under Section 12.1 in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 12.2 or otherwise.

Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of those directors who are not parties to such action, suit or proceeding, or, if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, that, based upon the facts known to such directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person had reasonable cause to believe his or her conduct was unlawful.
ARTICLE XIII
FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.
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IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation, which restates and integrates, but does not further amend, the provisions of the Corporation’s Restated Certificate of Incorporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Second Restated Certificate of Incorporation, and which has been duly adopted in accordance with Section 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer as of the date set forth below.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
Dated: May 12, 2023 By: /s/ James H Hunter, IV
Name: James H Hunter, IV
Title: Executive Vice President and General Counsel

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